Exhibit 10.9

AMENDMENT TO SHAREHOLDER AGREEMENT AND TERMINATION

This Amendment to Shareholder Agreement and Termination (this “Agreement”) is made and entered into as of the 7th day of February, 2016, by and between the Apollo Class B Voting Stock Trust No. 1 (f/k/a the John Sperling Voting Stock Trust), the Peter Sperling Voting Stock Trust, and Peter V. Sperling (each, a “Shareholder,” and collectively, the “Shareholders”), and Apollo Education Group, Inc., an Arizona corporation (the “Company”).

RECITALS

A. The Shareholders are the holders of all of the issued and outstanding shares of Class B Common Stock of the Company and together with the Company are parties to a Shareholder Agreement, dated as of September 7, 1994, as amended as of May 25, 2001, June 23, 2006 and May 19, 2009 (the “Shareholder Agreement”), which restricts the sale, transfer or other disposition of shares of Class B Common Stock by the Shareholders.

B. Concurrently with this Agreement, the Company, AP VIII Queso Holdings, L.P., a Delaware limited partnership (“Parent”), and Socrates Merger Sub, Inc., an Arizona corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement.

C. As a result of the Merger, (i) each share of Class B Common Stock of the Company shall be converted into the right to receive cash in the amount specified in the Merger Agreement, and shall cease to be outstanding, shall be cancelled and shall cease to exist and (ii) the Company shall become a wholly-owned subsidiary of Parent.

D. The parties wish to amend the Shareholder Agreement to provide that none of the execution of the Merger Agreement, the Merger or any of the Transactions (as defined in the Merger Agreement) shall constitute a sale, transfer or other disposition of Class B Common Stock restricted by the Shareholder Agreement, and that the Shareholder Agreement shall not have any effect on the execution of the Merger Agreement, the Merger or any of the other Transactions.

E. The parties wish to terminate the Shareholder Agreement as of the Effective Time (as defined in the Merger Agreement).

AGREEMENTS

In consideration of the Recitals and the mutual agreements that follow and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of the Shareholder Agreement. The parties hereby amend the Shareholder Agreement to provide that none of the execution of the Merger Agreement, the Merger or any of the Transactions shall constitute a sale, transfer or other disposition of Class B Common Stock restricted by the Shareholder Agreement, and that the Shareholder Agreement shall not have any effect on the execution of the Merger Agreement, the Merger or any of the Transactions.

2. Termination of the Shareholder Agreement. Effective as of the Effective Time, the Shareholder Agreement and all the respective rights and obligations of the parties thereunder shall automatically without any further action of any party terminate in their entirety and shall be of no further force or effect, including any rights or obligations that by their terms purport to survive any termination or expiration thereof.

3. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

4. Miscellaneous. This Agreement may not be modified, amended or supplemented except by mutual written agreement of the parties.

5. Termination of the Merger Agreement. If the Merger Agreement is terminated in accordance with Article VIII thereof or the closing of the Merger fails to occur for any reason whatsoever, the Shareholder Agreement shall remain in full force and effect and this Agreement will be null and void and of no force or effect.

6. Further Assurances. Each party agrees to execute such further documents and take such further action as may be reasonable necessary to effectuate the provisions of this Agreement.

7. Entire Agreement. This Agreement and the Shareholder Agreement represent the entire agreement of the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of this Agreement except by mutual, written consent of the parties.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona (without regard to the application of any conflicts of law principles).

9. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

10. Section Headings. Section headings are solely for the convenience of the reader and are not intended for interpretation or construction of this Agreement.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile, and facsimile signatures shall be binding and constitute an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to Shareholder Agreement and Termination to be duly executed as of the day and year first written above, in the case of the Apollo Class B Voting Stock Trust No. 1, by each of its three trustees, and in the case of the Peter Sperling Voting Stock Trust, by its sole trustee.

The Company:		Shareholders:

APOLLO EDUCATION GROUP, INC.		APOLLO CLASS B VOTING STOCK TRUST NO. 1

/s/ Gregory W. Cappelli		/s/ Peter V. Sperling
By:	Gregory W. Cappelli	By:	Peter V. Sperling
Title:	Chief Executive Officer	/s/ Terri Bishop
		By:	Terri Bishop

/s/ Darby Shupp
		By:	Darby Shupp

PETER SPERLING VOTING STOCK TRUST

/s/ Peter V. Sperling
		By:	Peter V. Sperling

PETER V. SPERLING

/s/ Peter V. Sperling

[Signature page to Amendment to Shareholder Agreement and Termination]